Exhibit 10.3
INSULET CORPORATION
2017 STOCK OPTION AND INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
Name of Grantee:
Number of Restricted Stock Units Granted:
Grant Date:
Pursuant to the Insulet Corporation 2017 Stock Option and Incentive Plan (the “Plan”), Insulet Corporation (the “Company”) hereby grants an award under Section 10 of the Plan of the target number of Restricted Stock Units listed above (an “Award”) to the Grantee. Each Restricted Stock Unit shall relate to one share of Company common stock, par value $0.001 per share (the “Stock”), subject to the restrictions and conditions set forth herein and in the Plan. The actual number of Restricted Stock Units to be earned by the Grantee, if any, may be more or less than the target number. This Award is governed by this Performance Stock Unit Agreement, including Appendix A and Appendix B attached hereto (this “Agreement”) and the Plan.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless the Grantee accepts this Award.
2.Restrictions on Transfer of Award. The Grantee may not sell, transfer, pledge, assign or otherwise encumber or dispose of this Award, and any shares of Stock issuable with respect to this Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested pursuant to the terms of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of this Agreement.
3.Vesting of Restricted Stock Units. The Restricted Stock Units covered by this Agreement are subject to performance-based vesting as described in Appendix A, which must be satisfied before the Restricted Stock Units become vested. The number of Restricted Stock Units that may be earned in accordance with this Agreement, if any, may be more or less than the Target Award. In no event will the number of Restricted Stock Units that become vested hereunder exceed 200% of the Target Award.
4.Termination of Service Relationship. If the Grantee’s Service Relationship (as defined in Appendix A) with the Company or a Subsidiary is terminated prior to the vesting or termination of this Award, the following shall occur:
a)Termination Due to Death or Disability. If the Grantee’s Service Relationship terminates by reason of the Grantee’s death or Disability on or prior to the last day of the Performance Period (as defined in Appendix A), 100% of the Target Award shall be deemed earned by the Grantee and shall become fully vested on the date of such termination. If the Grantee’s Service Relationship terminates by reason of the Grantee’s death or Disability after the last day of the Performance Period (as defined in Appendix A), the number of Restricted Stock Units earned by the Grantee shall be determined in accordance with the terms of Appendix A and the full amount of the Award so earned shall become fully vested and nonforfeitable on the later of the date of such termination or the Determination Date (as defined in Appendix A).

b)Termination Other Than for Death or Disability. If the Grantee’s Service Relationship terminates for any reason other than the Grantee’s death or Disability, except as otherwise provided in this Agreement or in the Plan, the entire Award shall automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units.
For purposes of the Award, a termination of the Grantee’s Service Relationship will be deemed to have occurred as of the date the Grantee is no longer providing active services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or otherwise rendering services, or the terms of the Grantee’s employment or service agreement, if any) and will not be extended by any notice period (e.g., the Grantee’s Service Relationship will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or service agreement, if any). The Committee shall have exclusive discretion to determine when the Grantee’s Service Relationship terminates for purposes of this Award (including when the Grantee is no longer considered to be providing Service while on a leave of absence).
Notwithstanding the foregoing, to the extent permitted under Applicable Laws, upon the Grantee’s Retirement (as defined below), a pro-rata amount (based on the number of days the Grantee was employed during the Performance Period) of the Restricted Stock Units shall vest on the Determination Date, subject to achievement of the performance targets set forth in Appendix A hereto (i.e., based on the Company’s actual performance). For purposes of this Agreement, the term “Retirement” shall mean a Grantee’s termination of Service, other than by the Company for Cause, on or after such time as the sum of the Grantee’s age and number of years of continuous Service equals 65, provided that at the time of termination, the Grantee is at least 55 years of age and has completed at least 5 years of continuous Service.
To the extent that a court or tribunal of competent jurisdiction determines that the above provision is invalid or unenforceable, in whole or in part, due to relevant age discrimination rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the extent necessary to make it valid and enforceable to the full extent permitted under local law.

c)Termination in Connection with a Sale Event. Notwithstanding the provisions of Section 4(b) above, if, within 24 months after a Sale Event, the Company terminates the Grantee’s Service Relationship without Cause or the Grantee terminates the Grantee’s Service Relationship for Good Reason (such termination is referred to herein as a “Qualifying Termination”), this Award shall vest as follows: (i) if the Qualifying Termination occurs on or before the last day of the Performance Period (as defined in Appendix A), 100% of the Target Award shall be deemed earned by the Grantee and shall become fully vested and nonforfeitable as of the date of the Qualifying Termination; and (ii) if the Qualifying Termination occurs after the last day of the Performance Period (as defined in Appendix A), the number of Restricted Stock Units earned by the Grantee shall be determined in accordance with the terms of Appendix A and the full amount of the Award earned shall become fully vested and nonforfeitable as of the later of the date of the Qualifying Termination or the Determination Date.

For purposes of this Agreement, “Good Reason” shall mean that the Grantee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Grantee’s responsibilities, authority or duties; or (ii) a material reduction in the Grantee’s then current base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees; or (iii) the relocation of the Company offices at which the Grantee is principally employed to a location more than fifty (50) miles from such offices. For purposes of clause (i) of the foregoing sentence, a change in a reporting relationship, or a change in a title will not, by itself, be sufficient to constitute a material diminution of responsibilities, authority or duty. For purposes of this Agreement, “Good Reason Process” shall mean: (A) the Grantee reasonably determines in good faith that a circumstance described in clause (i), (ii) or (iii) of the definition of “Good Reason” has occurred; (B) the Grantee notifies the Company in writing of the occurrence of such circumstance within thirty (30) calendar days of the occurrence of such circumstance; (C) the Grantee cooperates in good faith with the Company’s efforts, for a period of thirty (30) calendar days following such notice (the “Cure Period”), to remedy such circumstance; (D) notwithstanding such efforts, such circumstance continues to exist following the Cure Period; and (E) the Grantee terminates the Grantee’s Service Relationship within thirty (30) calendar days after the end of the Cure Period. If, during the Cure Period, the Company cures the circumstance that gives rise to the Good Reason Process, Good Reason shall be deemed not to have occurred.
5.Issuance of Shares of Stock. As soon as practicable following the earlier of the Determination Date or the date the Restricted Stock Units become vested in accordance with Section 4(a) or 4(c) (but in no event later than two and one half months after the end of the year in which the earliest of such dates occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units earned by the Grantee that have vested pursuant to the terms of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares, including voting and dividend rights (if applicable), and such shares of Stock shall not be restricted by the provisions hereof.
6.Incorporation of Plan. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan. This Agreement and the Plan constitute the entire understanding between the Grantee and the Company regarding the Restricted Stock Units covered by this Agreement. Any prior agreements, commitments, or negotiations concerning the Restricted Stock Units covered by this Agreement are replaced and superseded; provided, however, that if this Agreement or the Plan provide a level of benefits with respect to the Restricted Stock Units covered by this Agreement that differs from the level of benefits provided under the Insulet Corporation Amended and Restated Executive Severance Plan or the Insulet Corporation Severance Plan, then the terms of the plan that provides for the more favorable benefit to the Grantee shall govern.

7.Tax Withholding. Regardless of any action taken by the Company or, if different, the Affiliate or Subsidiary that is Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (the “Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including but not limited to, the grant or vesting of the Restricted Stock Units, the issuance of shares of Stock upon vesting of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such vesting or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Plan to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one (or a combination) of the following:
(i)withholding from the Grantee’s wages or other cash compensation paid by the Company or the Employer;
(ii)withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent);
(iii)requiring the Grantee to tender a cash payment to the Company or the Employer in the amount of the Tax-Related Items; and/or
(iv)withholding shares of Stock otherwise deliverable upon settlement of the Restricted Stock Units.
Notwithstanding the foregoing if the Grantee is subject to Section 16 of the Exchange Act, the Company will withhold shares of Stock to satisfy any applicable Tax-Related Items withholding upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i), (ii) and (iii) above or as otherwise approved by the Committee (as constituted in accordance with Section 3.1.2. of the Plan).
The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding amounts or other withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s), in which case, the Grantee may receive a refund over any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee will be deemed to have been issued the full number of shares of Stock subject to the Restricted Stock Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of satisfying the Tax-Related Items.

Finally, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and/or deliver shares of Stock or proceeds from the sale of shares of Stock, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
8.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Code Section 409A as “short-term deferrals” as described in Code Section 409A.
9.Nature of Grant. In accepting the Award, the Grantee understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) the grant of Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past; (c) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company; (d) this Agreement does not give the Grantee the right to remain retained or employed by the Company or Employer in any capacity; (e) the Company and the Grantee’s Employer (or any of their Subsidiaries or Affiliates) reserve the right to terminate the Grantee’s Service Relationship at any time and for any reason, in accordance with Applicable Laws; (f) if the Grantee is not providing Service to the Company or Employer, the Award grant does not establish an employment or other Service Relationship with the Company; (g) the Grantee is voluntarily participating in the Plan; (h) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation; (i) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (j) the future value of the shares of Stock subject to the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty; (k) no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services, or the terms of the Grantee’s employment or service agreement, if any) and/or the application of any recoupment, recovery or clawback policy; (l) unless otherwise agreed with the Company, the Award and shares of Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any Service the Grantee may provide as a director of any Subsidiary or Affiliate; (m) unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and (n) the following provisions shall be applicable only to employees outside the U.S.: (i) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither the Company, the Employer, nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee upon vesting or the subsequent sale of shares of Stock acquired under the Plan.
10.Compliance with Law. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to issue any shares of Stock to the Grantee prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any other state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend this Agreement to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Stock.
11.Data Privacy.
Data Collection and Usage. The Company and any Subsidiaries or Affiliates, including the Employer, may collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, email address, date of birth, social security, social insurance, passport or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company or any of its Subsidiaries or Affiliates, details of all awards or any other entitlement to shares of Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and the Company’s legitimate business interest of managing the Plan and generally administering the Awards.
Plan Administration Service Providers. The Company transfers Data to Fidelity Stock Plan Services, LLC (“Fidelity”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. The Grantee acknowledges and understands that Fidelity will open an account for the Grantee to receive and trade shares of Stock acquired under the Plan and that the Grantee will be asked to agree on separate terms and data processing practices with Fidelity, with such agreement being a condition to the ability to participate in the Plan. The legal basis for the transfer of Data by the Company to Fidelity is the Grantee’s consent. As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of the Grantee’s Data in the United States or, as the case may be, other countries, may not be subject to substantive data processing principles or supervision by data protection authorities. In addition, the Grantee may not have enforceable rights regarding the processing of Data in such countries. The Company provides appropriate safeguards for protecting Data that it receives in the United States through its adherence to data transfer agreements entered into between the Company and its Subsidiaries and Affiliates within the EU and other non-U.S. jurisdictions.
International Data Transfers. The Company and its service providers are based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Grantee’s consent.
Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws.
Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing the consents herein on a purely voluntary basis. The Grantee understands that he or she may withdraw the consent at any time with future effect for any or no reason. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Grantee or administer or maintain the Grantee’s participation in the Plan.
Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact his or her local human resources representative.
Alternative Basis for Data Processing/Transfer. The Grantee understands that in the future, the Company may rely on a different legal basis for the processing and/or transfer of Data and/or request that the Grantee provide another data privacy consent form. Upon request of the Company or the Employer, the Grantee agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Grantee for the purpose of administering the Grantee’s participation in the Plan in compliance with the data privacy laws in the Grantee’s country, either now or in the future. The Grantee understands and agree that the Grantee will not be able to participate in the Plan if the Grantee fails to provide any such consent or agreement requested by the Company and/or the Employer.
12.Appendices. Appendix A and Appendix B (collectively, the “Appendices”) are an integral part of this Agreement and any reference herein to this Agreement include the Appendices in such reference. Notwithstanding any other provision in this Agreement, the Award will be subject to any special terms and conditions set forth in Appendix B that are or may be applicable to the Grantee because of Grantee’s work location and/or place of residence. Moreover, if the Grantee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Grantee, to the extent that the Company determines that application of such terms and conditions is necessary or advisable for legal or administrative reasons.
13.Insider Trading/Market Abuse Laws. The Grantee may be subject to insider trading restrictions and/or market abuse laws, in applicable jurisdictions, including but not limited to the United States, the Grantee’s country and any stock plan service provider’s country, which may affect the Grantee’s ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before possessing inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  It is the Grantee’s responsibility to comply with any applicable restrictions and he or she should consult with his or her personal legal advisor on this matter.
14.Language. The Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other document(s) related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
15.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan and on any shares of Stock acquired under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.Foreign Asset/Account Reporting Requirements. The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold shares of Stock or cash received from participating in the Plan (including from any dividends paid on shares of Stock) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country within a certain time after receipt. The Grantee acknowledges that it is his or her responsibility to comply with such regulations, and the Grantee should speak to his or her personal legal advisor on this matter.
17.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
18.Governing Law; Venue. This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the Grantee hereby submits to and consents to the sole and exclusive jurisdiction of the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, and no other courts, where this grant is made and/or to be performed.
19.Severability. The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
20.Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other participant.
21.Electronic Delivery. By accepting the Award, the Grantee consents to receive documents related to the Award by electronic delivery and, if requested, agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or another third party designated by the Company. The Grantee’s consent shall remain in effect through the term of his or her Service Relationship and thereafter until he or she withdraws such consent in writing to the Company.
22.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

23.Clawback. The Grantee agrees and acknowledges that the entire Award, whether or not vested or settled and the shares of Stock that may be issued hereunder (including the proceeds from any sale of such shares of such Stock), are subject to mandatory repayment by the Grantee to the Company under the Company’s Policy for Recoupment of Incentive Compensation, to the extent applicable, as well as under any other Company “clawback” or recoupment policy or in the event that Applicable Law requires repayment by the Grantee of any compensation paid by the Company or the Employer to the Grantee.
By electronically accepting this Agreement, Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan.